Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) of Bitwise Ethereum ETF (ETHW) (the “Trust”), as filed with the Securities and Exchange Commission on the date hereof, I, Hunter Horsley, Principal Executive Officer of Bitwise Investment Advisers, LLC, the sponsor of the Trust, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: March 17, 2025	By: /s/ Hunter Horsley
Hunter Horsley *
Director and President (Principal Executive Officer)

* The registrant is a trust and Hunter Horsley is signing in his capacity as Principal Executive Officer of Bitwise Investment Advisers, LLC, the sponsor of the Trust.